Exhibit 5.2

December 27, 2016

Endurance International Group Holdings, Inc.

10 Corporate Drive, Suite 300

Burlington, Massachusetts 01803

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special Delaware counsel to Endurance International Group Holdings, Inc., a Delaware corporation (“Holdings”), and EIG Investors Corp., a Delaware corporation and a wholly owned subsidiary of Holdings (the “Company”), in connection with the Registration Statement on Form S-3 (the “Form S-3 Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed offer to exchange the Company’s outstanding unregistered 10.875% Senior Notes due 2024 for up to $350,000,000 aggregate principal amount of its new 10.875% Senior Notes due 2024 (the “Exchange Notes”).

The Exchange Notes will be guaranteed by Holdings, Domain Name Holding Company, Inc., a Delaware corporation (“Domain Name Holding”), Endurance International Group—West, Inc., a Delaware corporation (“EIG West”), The Endurance International Group, Inc., a Delaware corporation (“EIG” and together with Holdings, Domain Name Holding and EIG West, the “Endurance Delaware Guarantors”), Constant Contact, Inc., a Delaware corporation (“Constant Contact”), and SinglePlatform, LLC, a Delaware limited liability company (the “Delaware LLC” or “SinglePlatform” and together with Constant Contact, the “Constant Contact Delaware Guarantors,” and together with the Company, the Endurance Delaware Guarantors and Constant Contact, the “Delaware Entities”). The Delaware Entities other than the Delaware LLC are referred to herein as the “Delaware Corporations.” The Exchange Notes will be issued under an indenture dated as of February 9, 2016 (the “Initial Indenture”) among Holdings, the Company, certain guarantors party thereto, and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture thereto dated as of February 9, 2016 (the “Supplemental Indenture” and together with the Initial Indenture, the “Indenture”) among certain guarantors party thereto

Endurance International Group Holdings, Inc.

December 27, 2016

and the Trustee. The Indenture includes the guarantees of the Exchange Notes by the Endurance Delaware Guarantors, the Constant Contact Delaware Guarantors and the other guarantors party thereto (the “Guarantees”).

In rendering this opinion, we have examined and relied on copies of the following documents in the forms provided to us: (i) the Indenture; (ii) the Form S-3 Registration Statement; (iii) the Governing Documents (as identified and defined in Annex A hereto); (iv) the Authorizing Resolutions (as identified and defined in Annex B hereto); and (v) certifications of good standing of the Delaware Entities obtained as of a recent date from the Office of the Secretary of State of the State of Delaware (the “State Office”).

In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed and the legal capacity of natural persons to complete the execution of documents. We have further assumed for purposes of this opinion: (i) except to the extent addressed by our opinions in paragraphs 1 and 2 below, the due formation or organization, valid existence and good standing of each entity that is a signatory to any of the documents examined by us under the laws of the jurisdiction of its respective formation or organization; (ii) except to the extent addressed by our opinions in paragraphs 3 and 4 below, the due authorization, authentication, adoption, approval, certification, acknowledgement, execution, filing, indexing and delivery, as applicable, of each of the above-referenced documents by each of the signatories thereto; (iii) the payment of consideration for limited liability company interests of the Delaware LLC as provided in the LLC Agreement, and the satisfaction of, or compliance with, all of the other terms, conditions and restrictions set forth in the LLC Agreement in connection with the admission of members to the Delaware LLC and the issuance of limited liability company interests in the Delaware LLC; (iv) that the activities of the Delaware LLC have been and will be conducted in accordance with the terms of the LLC Agreement and the Delaware Limited Liability Company Act, 6 Del. C. §§ 18-101 et seq. (the “Delaware LLC Act”); (v) that no event or circumstance has occurred as of the date hereof that would cause the dissolution of the Delaware LLC under the LLC Agreement or under Section 18-801 of the Delaware LLC Act; (vi) that the Indenture constitutes a legal, valid and binding agreement of each of the parties thereto and is enforceable against each of the parties thereto in accordance with its terms; (vii) that the execution, delivery and performance of the Indenture by each Delaware Entity are necessary or convenient to the conduct, promotion or attainment of the business of such Delaware Entity; (viii) that the consummation of the transactions contemplated by the Indenture does not constitute a “Business Combination” with an “Interested Stockholder,” as those terms are defined in Section 203 of the Delaware General Corporation Law (the “DGCL”); and (ix) that each of the documents examined by us is in full force and effect, sets forth the entire understanding of the parties thereto with respect to the subject matter thereof and has not been amended, supplemented or otherwise modified, except as herein referenced. We have not reviewed any documents other than those identified above in connection with this opinion, and we have assumed that there are no other documents contrary to or inconsistent with the opinion expressed herein. No opinion is expressed herein with respect to the requirements

Endurance International Group Holdings, Inc.

December 27, 2016

of, or compliance with, federal or state securities or blue sky laws, including the Delaware Securities Act, 6 Del. C. § 7301 et seq., which applies to the sale of securities in the State of Delaware. As to any facts material to our opinion, other than those assumed, we have relied, without independent investigation, on the above-referenced documents and on the accuracy, as of the date hereof, of the matters therein contained. With respect to our opinions below, we note that the Indenture is, by its terms, governed by and construed in accordance with the laws of the State of New York and, for purposes of our opinions, we have assumed that the Indenture will be interpreted in accordance with the plain meaning of the written terms thereof as such terms would be interpreted as a matter of Delaware law and we express no opinion with respect to any matter of the laws of the State of New York or any legal standards or concepts under the laws of the State of New York (or any other law other than Delaware law).

Based on and subject to the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, and limited in all respects to matters of Delaware law, it is our opinion that:

1. Each Delaware Corporation is duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

2. The Delaware LLC is duly formed, validly existing and in good standing under the laws of the State of Delaware.

3. Each Delaware Corporation that is an Endurance Delaware Guarantor had and has the requisite corporate power and authority to execute and deliver the Indenture, including the Guarantees, and to perform its obligations under the Indenture and the Guarantees. Each Delaware Corporation that is a Constant Contact Delaware Guarantor had and has the requisite corporate power and authority to execute and deliver the Supplemental Indenture, causing the Constant Contact Delaware Guarantors to become parties to the Initial Indenture, including the Guarantees, and to perform its obligations under the Indenture and the Guarantees. The execution and delivery of the Indenture, including the Guarantees, by each Delaware Corporation that is an Endurance Delaware Guarantor, the execution and delivery of the Supplemental Indenture, including the Guarantee, by each Delaware Corporation that is a Constant Contact Delaware Guarantor, and the performance by each Delaware Corporation of its obligations under the Indenture and the Guarantees, were duly authorized by all requisite corporate action on the part of such Delaware Corporation.

4. The Delaware LLC had and has the requisite limited liability company power and authority under the Delaware LLC Act and the LLC Agreement to execute and deliver the Supplemental Indenture, causing the Delaware LLC to become party to the Initial Indenture, including the Guarantees, and to perform its obligations under the Indenture and the Guarantees. The execution and delivery by the Delaware LLC of the Supplemental Indenture, including the Guarantees, and the performance of its obligations under the Indenture and the Guarantees, were duly authorized by all requisite limited liability company action on the part of the Delaware LLC.

Endurance International Group Holdings, Inc.

December 27, 2016

5. Each of the Delaware Entities duly executed the Indenture.

The opinions expressed herein are intended solely for the benefit of the addressees hereof in connection with the matters contemplated hereby and may not be relied upon by any other person or entity or for any other purpose without our prior written consent; provided that we hereby consent to the filing of this opinion as Exhibit 5.2 to the Form S-3 Registration Statement and to the reference to this firm in the Form S-3 Registration Statement and the related prospectus under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are experts with respect to any part of the Form S-3 Registration Statement, including this Exhibit, within the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the Commission issued thereunder. This opinion speaks only as of the date hereof and is based on our understandings and assumptions as to present facts and our review of the above-referenced documents and the application of Delaware law as the same exist on the date hereof, and we undertake no obligation to update or supplement this opinion after the date hereof for the benefit of any person or entity with respect to any facts or circumstances that may hereafter come to our attention or changes in facts or law that may hereafter occur or take effect.

Very truly yours,

/s/ Morris, Nichols, Arsht & Tunnell LLP

ANNEX A

Governing Documents

The current certificate of incorporation and bylaws of each Delaware Corporation and the current certificate of formation and limited liability company agreement of the Delaware LLC are referred to collectively as the “Governing Documents.”

Company

A certified copy of the Certificate of Incorporation of the Company, filed in the State Office on April 24, 2007;

A certified copy of the Certificate of Merger of WP Expedition Sub, Inc. With and Into Company attaching the Amended and Restated Certificate of Incorporation of the Company, filed in the State Office on December 22, 2011;

Amended and Restated By-Laws of the Company, adopted as of November 21, 2013;

Certification of Good Standing from the State Office as of a recent date.

Holdings

A certified copy of the Certificate of Formation of WP Expedition Holdings LLC, filed in the State Office on October 28, 2011;

A certified copy of the Certificate of Conversion Converting WP Expedition Holdings L.P. (formerly named WP Expedition Holdings LLC) to Holdings, filed in the State Office on June 25, 2013;

A certified copy of the Certificate of Incorporation of Holdings, filed in the State Office on June 25, 2013;

A certified copy of the Restated Certificate of Incorporation of Holdings, filed in the State Office on October 23, 2013;

Amended and Restated By-Laws of Holdings;

Certification of Good Standing from the State Office as of a recent date.

EIG

A certified copy of the Certificate of Incorporation of EIG (then named Innovative Marketing Technologies Incorporated), filed in the State Office on April 15, 1997;

A certified copy of the Amended and Restated Certificate of Incorporation of EIG, filed in the State Office on October 3, 2008;

A certified copy of the Certificate of Amendment to Restated Certificate of Incorporation of EIG, filed in the State Office on December 31, 2009;

By-Laws of EIG, revised as of May 5, 2003;

Certification of Good Standing from the State Office dated as of a recent date.

Domain Name Holding

A certified copy of the Certificate of Incorporation of Domain Name Holding, filed in the State Office on August 5, 2004;

By-Laws of Domain Name Holding;

Certification of Good Standing from the State Office dated as of a recent date.

EIG West

A certified copy of the Certificate of Incorporation of EIG West (then named DSTR Holdings, Inc.), filed in the State Office on November 19, 2004;

A certified copy of the Third Amended and Restated Certificate of Incorporation of EIG West (then named Dotster, Inc.), filed in the State Office on July 22, 2011;

A certified copy of the Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of EIG West, filed in the State Office on August 27, 2012;

Amended and Restated Bylaws of EIG West;

Certification of Good Standing from the State Office dated as of a recent date.

Constant Contact

A certified copy of the Certificate of Incorporation of Constant Contact (then named Roving Software Incorporated), filed in the State Office on July 25, 2000;

A certified copy of the Restated Certificate of Incorporation of Constant Contact, filed in the State Office on October 9, 2007;

A certified copy of the Certificate of Merger Merging Paintbrush Acquisition Corporation (a Delaware corporation) With and Into Constant Contact, filed in the State Office on February 9, 2016;

Second Amended and Restated By-Laws of Constant Contact, effective as of October 9, 2007;

Certification of Good Standing from the State Office dated as of a recent date.

SinglePlatform

A certified copy of the Certificate of Incorporation of Ipiary, Corp., filed in the State Office on September 29, 2009;

A certified copy of the Certificate of Conversion Converting SinglePlatform (formerly named Ipiary, Corp.) to SinglePlatform, filed in the State Office on October 31, 2012;

A certified copy of the Certificate of Formation of SinglePlatform, filed in the State Office on October 31, 2012;

The Limited Liability Company Agreement of SinglePlatform, dated as of October 31, 2012 (the “LLC Agreement”);

Certification of Good Standing from the State Office dated as of a recent date.

ANNEX B

Authorizing Resolutions

As the context requires, the following documents are collectively referred to as the “Authorizing Resolutions” of the Delaware Entity to which they relate.

Company

The Unanimous Written Consent of the Board of Directors of the Company, dated February 7, 2016.

Holdings

The Unanimous Written Consent of the Board of Directors of Holdings, dated February 7, 2016;

The Unanimous Written Consent of the Financing Committee of the Board of Directors of Holdings, dated February 7, 2016.

EIG

The Unanimous Written Consent of the Board of Directors of EIG, dated February 7, 2016.

Domain Name Holding

The Unanimous Written Consent of the Board of Directors of Domain Name Holding, dated February 7, 2016.

EIG West

The Unanimous Written Consent of the Board of Directors of EIG West, dated February 7, 2016.

Constant Contact

The Unanimous Written Consent of the Board of Directors of Constant Contact, dated February 9, 2016.

SinglePlatform

The Unanimous Written Consent of the Board of Directors of SinglePlatform, dated February 9, 2016.